EXHIBIT 99.1
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    HOLLINGER INTERNATIONAL PUBLISHING INC. AMENDS OFFER TO PURCHASE FOR CASH
  ANY AND ALL OUTSTANDING 9% SENIOR NOTES DUE 2010 AND EXTENDS CONSENT PAYMENT
             DEADLINE IN ITS TENDER OFFER AND CONSENT SOLICITATION


New York, NY, July 8, 2004 - Hollinger International Inc. (NYSE: HLR) announced today that, in connection with the previously announced tender offer and consent solicitation (the "Offer") by its subsidiary Hollinger International Publishing Inc. ("Publishing") for Publishing's outstanding 9% Senior Notes due 2010 (the "Notes"), Publishing is amending the Total Consideration (as defined below) and extending the consent payment deadline.

As described in Publishing's Offer to Purchase and Consent Solicitation Statement dated June 24, 2004 (the "Statement"), the Total Consideration is determined by reference to a fixed spread over the bid-side yield to maturity of the 2-5/8% U.S. Treasury Note due November 15, 2006 (the "Reference Security"). Publishing is amending the fixed spread from 100 basis points to 50 basis points, and the Statement is hereby deemed amended to so provide. All other terms relating to the determination of the Total Consideration and the Tender Offer Consideration (each as defined in the Statement) will remain as described in the Statement.

In addition, Publishing is extending the Consent Payment Deadline (as defined in the Statement). The Consent Payment Deadline, which was scheduled to expire at 5:00 p.m., New York City time, on July 8, 2004, is extended to 5:00 p.m., New York City time, on July 15, 2004, unless further extended. Holders who validly tender their Notes by the Consent Payment Deadline will be entitled to a consent payment of $30 per $1,000 principal amount of Notes as part of the Total Consideration.

The tender offer will expire at 12:00 midnight, New York City time, on July 30, 2004, unless extended (the "Expiration Time"). The payment date in respect of Notes validly tendered (and not validly withdrawn) on or prior to the Consent Payment Deadline is expected to be the date of, or a date promptly following, satisfaction of the conditions to the Offer (as described below). The payment date in respect of Notes validly tendered (and not validly withdrawn) after the Consent Payment Deadline but on or prior to the Expiration Time, is expected to be, subject to the satisfaction of the conditions to the Offer, the date of or a date promptly following the Expiration Time. Notes purchased pursuant to the Offer will be paid for in immediately available funds on the applicable payment date.

The Offer is subject to the satisfaction of certain conditions, including: (i) the consummation of the sale of Telegraph Group Limited to Press Acquisitions Limited, which sale shall have generated sufficient proceeds to allow Publishing to repay all of its borrowings under its existing bank credit facility and to purchase all of the Notes in the tender offer; (ii) the receipt of the requisite consents from the holders of at least a majority in aggregate principal amount of Notes and the execution of a supplemental indenture giving effect to the proposed amendments to the indenture for the Notes described above; and (iii) certain other customary conditions.

Wachovia Securities is the exclusive Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the terms of the tender offer or consent solicitation should be directed to Wachovia Securities at (704) 715-8341 or toll-free at (866) 309-6316. The Depositary and Information Agent is Global Bondholder Services Corporation. Any questions or requests for assistance or additional copies of documents may be directed to the Information Agent at (212) 430-3774 or toll-free at (866) 470-3800.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer is being made only by reference to the Statement and the related Letter of Transmittal and Consent dated June 24, 2004.

ABOUT HOLLINGER INTERNATIONAL PUBLISHING INC.

Publishing is a wholly owned subsidiary of Hollinger International Inc., which is a leading publisher of English-language newspapers in the United States, the U.K. and Israel with a smaller presence in Canada. In addition, it owns or has interests in over 250 other publications, including non-daily newspapers and magazines. Included among its 144 paid newspapers are the Chicago Group's CHICAGO SUN-TIMES, the U.K. Newspaper Group's THE DAILY TELEGRAPH and the Community Group's JERUSALEM POST.

CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT," "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL INC. WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10-K AND 10-Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON HOLLINGER INTERNATIONAL INC.'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.


CONTACTS:
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U.S./CANADA MEDIA
Molly Morse - Kekst and Company
212-521-4826
molly-morse@kekst.com

U.K. MEDIA
Jeremy Fielding - Kekst and Company
1-212-521-4825
jeremy-fielding@kekst.com